UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019 (June 7, 2019)

MJ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-167824	20-8235905
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1300 South Jones Blvd., Suite 104, Las Vegas, NV 89146

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 702-879-4440

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2019, MJ Holdings, Inc.’s (the “Company”) Treasurer and Chief Financial Officer, John R. Wheeler tendered his resignation to the Company’s Board of Directors (the “Board”). The Board accepted Mr. Wheeler’s resignation effective as of June 7, 2019. Mr. Wheeler cited personal commitments as his primary reason for leaving the Company. Mr. Wheeler will continue as a consultant to the Company during a sixty day transition period. Mr. Wheeler is to receive a total of 250,000 shares of the Company’s $.001 par value common stock (the “Stock”) for all past and future services provided to the Company, this compensation is in lieu of the $20,000 per month in Stock that Mr. Wheeler was entitled to receive pursuant to his December 2017 Employment Agreement. The initial 125,000 shares of Stock shall be issued to Mr. Wheeler on or before June 15, 2019 and the remaining Stock shall be issued in twelve equal monthly installments of 10,417 shares per month commencing on July 1, 2019. All Stock granted to Mr. Wheeler shall be restricted pursuant to Rule 144 of the U.S. Securities Act of 1933 and shall be further restricted for a minimum period of not less than one year from the date of issuance.

On June 7, 2019 the Company’s Board appointed Laurence Ruhe, age 57, as it’s new Treasurer and Chief Financial Officer. Mr. Ruhe will report directly to the Company’s CEO. Mr. Ruhe will have primary responsibility for all accounting functions and public information filings with the U.S. Securities and Exchange Commission (“SEC”). Mr. Ruhe shall initially serve a three year term effective June 1, 2019 with annual base compensation of $100,000 plus 46,296 shares of Stock to vest in twelve equal monthly installments of 3,858 shares commencing on July 1, 2019. Mr. Ruhe’s compensation will be reviewed annually and may be adjusted as determined by the Company’s Compensation Committee or Board. Additionally, Mr. Ruhe shall be entitled to receive an annual discretionary bonus as determined by the Board. From July 2018 through May 2019 Mr. Ruhe served as the Chief Financial Officer of Freedom Leaf, Inc., a publicly traded Nevada corporation, where his primary responsibilities included all accounting functions, SEC 10-K and 10-Q preparation and filing, implementation of financial controls and procedures and providing monthly reports to senior management. Mr. Ruhe previously provided accounting consulting services to Ultimate Staffing and from August 2007 until June 2017 he was employed as the Senior Vice President/Controller of BMM Testing Labs in Las Vegas, NV where he also served on BMM’s audit and finance committees.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1	John R. Wheeler Employment Agreement
10.2	Laurence Ruhe Employment Agreement
10.3	Acceptance of John R. Wheeler Resignation and Compensation Agreement
99.1	John R. Wheeler Letter of Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2019	MJ HOLDINGS, INC.

	By:	/s/ Paris Balaouras
Paris Balaouras
Chief Executive Officer

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